UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2014

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events

In December 2012, Southwest Gas Corporation (“Southwest”) filed a general rate case application, based on a 2014 future test year, with the California Public Utilities Commission (“CPUC”) requesting an annual revenue increase of approximately $11.6 million for its California rate jurisdictions.  Southwest sought to continue a Post-Test Year (“PTY”) Ratemaking Mechanism, which allows for annual attrition increases.  The application included a request to establish a Customer-Owned Yardline (“COYL”) program and an Infrastructure Reliability and Replacement Adjustment Mechanism (“IRRAM”) to facilitate and complement projects involving the enhancement and replacement of gas infrastructure, promoting timely cost recovery for qualifying non-revenue producing capital expenditures.

On June 12, 2014, the CPUC issued a final decision in this proceeding (“Decision”).  The Decision authorizes a $7.1 million overall revenue increase and PTY attrition increases of 2.75% annually for 2015 to 2018.  The Decision also provides for a two-way pension balancing account, a limited COYL inspection program for schools, and an IRRAM to recover the costs associated with the new limited COYL program.  New rates associated with the Decision are effective June 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: June 17, 2014
/s/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and
Chief Accounting Officer